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                                                                    EXHIBIT 99.1


                                                               PRESS INFORMATION

                                                           FOR IMMEDIATE RELEASE
                                                              NASDAQ SYMBOL MXIM
                                                                  NYSE SYMBOL DS



Contact: John F. Gifford, Chairman,
         President and Chief Executive Officer
         (408) 737-7600

                         MAXIM COMPLETES ACQUISITION OF
                           DALLAS SEMICONDUCTOR UPON
                              STOCKHOLDER APPROVAL

     SUNNYVALE, CA and DALLAS, TX - April 11, 2001- Maxim Integrated Products, Inc. (Nasdaq: MXIM), announced today that it has completed its acquisition of Dallas Semiconductor Corporation upon receiving the approval of Dallas Semiconductor's stockholders.

     Jack Gifford, President, Chief Executive Officer, and Chairman of Maxim Integrated Products, commented: "We are comfortable that Dallas Semiconductor will contribute to Maxim's growth in the coming years. Our corporation now has a major presence in Texas and mid-America, which is geographically strategic to our technical and manufacturing growth."

     Mr. Gifford continued: "We continue to be impressed by the quality of Dallas Semiconductor's engineers and management team."

     The acquisition of Dallas Semiconductor was effected by the merger of a Maxim subsidiary into Dallas Semiconductor. Under the terms of the merger agreement, each share of Dallas Semiconductor common stock (NYSE: DS) was

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converted into .6515 share of Maxim common stock, and each outstanding stock option at Dallas Semiconductor was assumed by Maxim in the merger. As a result of this transaction, Dallas Semiconductor's common stock will no longer be listed on the New York Stock Exchange and ceased trading at the close of stock market trading today.

     ABOUT MAXIM

     Established in 1983, Maxim Integrated Products is a worldwide leader in design, development, and manufacture of linear and mixed-signal integrated circuits (ICs). Maxim's circuits "connect" the real world and digital world by detecting, measuring, amplifying, and converting real-world signals, such as temperature, pressure, or sound, into the digital signals necessary for computer processing.

                                       ***

     Except for the historical information contained herein, matters discussed in this release include forward-looking statements that involve risks and uncertainties. Forward-looking statements regarding the expected benefits of the acquisition are subject to the following risks: that expected synergies may not be achieved, that the businesses may not be integrated successfully, the inability to identify, develop, and achieve success for new products and technologies, the risk of loss of key personnel of Dallas Semiconductor, diversion of management attention from other business concerns, the risk of entering new markets associated with Dallas Semiconductor's business, the risk of variations in quarterly operating results due to the timing of significant orders and other factors, risks from significant current and expected additional competition, and the risk that the foregoing and other factors will not yield the expected accretion

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in the future. Additional risks concerning the expected benefits of the acquisition are detailed in Maxim's registration statement on Form S-4 filed on March 6, 2001. Further risks are detailed from time to time in Maxim's SEC reports, including the Form 10-K for its fiscal year ended June 24, 2000, and subsequent Form 10-Q and 8-K filings, and Dallas Semiconductor's SEC reports, including the Form 10-K for its fiscal year ended December 31, 2000, and subsequent 8-K filings.

     Thomas Weisel Partners acted as financial advisor to Maxim in the transaction. Robertson Stephens, Inc. served as financial advisor to Dallas Semiconductor.

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